Exhibit 32.2

FORM OF CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63

OF TITLE 18 OF THE UNITED STATES CODE

I, David Bearman, the executive vice president and chief financial officer of Hughes Supply, Inc., certify that, to the best of my knowledge, (i) the Form 10-Q for the period ended April 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Hughes Supply, Inc.

By:	/s/ DAVID BEARMAN
David Bearman Executive Vice President and Chief Financial Officer

Date: June 9, 2004

A signed original of this written statement required by Section 906 has been provided to Hughes Supply, Inc. and will be retained by Hughes Supply, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.